UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2010

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Bay Banks of Virginia, Inc. (the “Company”) held on May 17, 2010, the shareholders elected each of the Company’s nominees for director to serve for a term of three years and until their successors are elected and qualified. Shareholders also ratified Yount, Hyde and Barbour, P.C. to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The shareholders did not approve the shareholder proposal regarding declassification of the board of directors. The table below shows the voting results.

	For	Withheld	Against	Abstentions	Broker Non-Votes
Election of Directors
Robert C. Berry, Jr.	1,226,448	71,348	—	—	628,537
Richard A. Farmar, III	1,250,664	47,132	—	—	628,537
Robert F. Hurliman	1,225,770	72,027	—	—	628,537
Ratification of independent registered public accounting firm	1,911,214		3,166	11,953
Shareholder proposal regarding declassification of board of directors	387,478		814,885	95,433	628,537

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and CEO

May 20, 2010

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